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                                                                     EXHIBIT 5.1

                                HALE AND DORR LLP
                          1455 PENNSLVANIA AVENUE, N.W.
                           WASHINGTON, D.C. 2004-1008
                         202-942-8400 * Fax 202-942-8484



                                February 10, 1997




LIN Television Corporation
One Richmond Square
Suite 230E
Providence, Rhode Island 02906

Ladies/Gentlemen:

     We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, for the registration of 1,673,975 shares of Common Stock, $.01 par value per share (the "SHARES"), of LIN Television Corporation, a Delaware corporation (the "COMPANY"). The Shares are to be sold by a selling stockholder of the Company.

     We have examined the Restated Certificate of Incorporation and Restated By-Laws of the Company and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state "Blue Sky" and securities laws.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all document submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


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LIN Television Corporation
February 10, 1997
Page 2

     Based on and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,


                                                        /s/ HALE AND DORR LLP


                                                        HALE AND DORR LLP